Exhibit 24

ALLIANT TECHSYSTEMS INC.

POWER OF ATTORNEY

OF DIRECTORS OR OFFICERS

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors or officers of ALLIANT TECHSYSTEMS INC., a Delaware corporation (the “Company”), or one or more of the Company’s the subsidiaries listed on Annex A (the “Subsidiary Guarantors”), does hereby make, constitute and appoint Daniel J. Murphy, Jr., John L. Shroyer and Keith D. Ross, and each or any one of them, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for such person and in the his or her name, place and stead, to sign and affix his or her name as such director or officer of the Company or one of the Subsidiary Guarantors, as the case may be, to the universal shelf registration statement of the Company and the Subsidiary Guarantors on Form S-3 (the “ Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the securities of the Company and the guarantees thereof, if any, given by the Subsidiary Guarantors to be issued and sold from time to time, including the power and authority to sign any and all amendments or any and all post-effective amendments to such Registration Statement, or registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to the Registration Statement or the securities covered thereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the Company and the Subsidiary Guarantors to comply with the Securities Act or the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

IN WITNESS WHEREOF, the undersigned have signed this Power of Attorney as of the 30th day of January, 2007.

[SIGNATURE PAGE FOLLOWS]

/s/ Daniel J. Murphy Jr.	/s/ Frances D. Cook
Daniel J. Murphy Jr.	Frances D. Cook

/s/ Gilbert F. Decker	/s/ Martin C. Faga
Gilbert F. Decker	Martin C. Faga

/s/ Ronald R. Fogleman	/s/ Cynthia L. Lesher
Ronald R. Fogleman	Cynthia L. Lesher

/s/ Douglas L. Maine	/s/ Roman Martinez IV
Douglas L. Maine	Roman Martinez IV

/s/ Mark H. Ronald	/s/ Michael T. Smith
Mark H. Ronald	Michael T. Smith

/s/ William G. Van Dyke	/s/ John L. Shroyer
William G. Van Dyke	John L. Shroyer

/s/ Ronald D. Dittemore	/s/ Keith D. Ross
Ronald D. Dittemore	Keith D. Ross

/s/ Mark W. DeYoung	/s/ John J. Cronin
Mark W. DeYoung	John J. Cronin

ANNEX A

SUBSIDIARY GUARANTORS

Ammunition Accessories Inc.

ATK Commercial Ammunition Company Inc.

ATK Commercial Ammunition Holdings Company Inc.

ATK Space Systems Inc.

ATK Launch Systems Inc.

Federal Cartridge Company

Micro Craft Inc.